UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 18, 2010
Date of Report (Date of earliest event reported)

1st NRG, Corp.
(Exact name of Registrant as specified in its Charter)

          Delaware                           0-2660                           22-3386947
_____________________________________________________________________________________________________________________________________________________________________________________
(State or other jurisdiction           (Commission File No.)                   (IRS Employer
     of incorporation)                                                                           Identification No.)

1730 LaBounty Rd. PMB 213, Ferndale, WA 98248
(Address of principal executive offices) (Zip Code)

360-738-7243
(Registrants telephone number, including area code)

 (Former name or former address, if changed since last report)

INFORMATION INCLUDED IN THIS REPORT

Section 5 Corporate Governance and Management

Item 8.01 Other Events

On August 18th, 2010 the Company entered into a non-binding Letter of Intent to acquire the working interests in the Clabaugh Field CBM assets located in Campbell County Wyoming from Jackson Energy Partners in exchange for a $2,700,000 promissory note and 266,667 shares of 1st NRG Corp. common stock.

The Promissory Note is effective August 1, 2010, carries a 9.5% interest rate over a 36 month term with the first payment of $225,000 plus interest due November 1st, 2010 and quarterly thereafter.

Jackson Energy Partners will have the right to have a nominee of its choosing appointed to 1st NRG’s Board of Directors.

The transaction is subject to 1st NRG successfully completing its Due Diligence and the negotiation of a mutually acceptable purchase and sale agreement with Jackson Energy Partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

1st NRG, Corp. /s/ Kevin Norris __________________________ Kevin Norris, CEO Date: August 20, 2010